GGP REPORTS FIRST QUARTER 2016 RESULTS
AND DECLARES SECOND QUARTER DIVIDEND

Chicago, Illinois, May 2, 2016 - General Growth Properties, Inc. (the “Company” or “GGP”) (NYSE: GGP) today reported results for the three months ended March 31, 2016.

Financial Results
For the Three Months Ended March 31, 2016
Comparable net operating income (“Same Store NOI”) increased 5.2% to $561 million from $533 million in the prior year period.

Company earnings before interest, taxes, depreciation and amortization (“Company EBITDA”) increased 20.2% to $590 million from $491 million in the prior year period.

Company funds from operations (“Company FFO”) per share increased 24.2% to $0.40 per diluted share from $0.32 per diluted share in the prior year period. Company FFO increased 23.7% to $383 million from $309 million in the prior year period.

Company FFO was approximately $48 million higher than the Company’s first quarter guidance. Approximately $30 million relates to recognition of income from the Company’s share of the Ala Moana condominium development and $13 million from a gain on the sale of marketable securities. The total income related to the Ala Moana condominium development is still expected to be in line with full year guidance. The Company’s full year Company FFO guidance remains unchanged at $1.52 to $1.56 per diluted share.

Net income attributable to common stockholders, which is impacted primarily by depreciation expense, gain from changes in control of investment properties and provisions for impairment and loan loss, was $188 million, or $0.20 per diluted share, as compared to net income of $631 million, or $0.66 per diluted share, in the prior year period.

Operational Highlights

•	Same Store leased percentage was 95.9% at quarter end.

•
Initial rental rates for signed leases that have commenced in the trailing 12 months on a suite-to-suite basis increased 13.0%, or $7.64 per square foot, to $66.37 per square foot when compared to the rental rate for expiring leases.

•	Tenant sales (all less anchors) increased 2.1% to $20.3 billion on a trailing 12-month basis.

Investment Activities
Acquisitions
In the first quarter, the Company acquired the remaining 25% interest in Spokane Valley Mall for a gross purchase price of approximately $37.5 million including $14.8 million assumption of debt.

Dispositions
In the first quarter, the Company sold its interests in four retail properties for a gross purchase price of approximately $302 million and received net proceeds of approximately $250 million.

Development
The Company has development and redevelopment activities of approximately $1 billion of which projects totaling approximately $0.4 billion are under construction and $0.6 billion are in the pipeline.

Financing Activities
Corporate Credit Facility
During the quarter, the Company repaid $315 million on its credit facility. There is no balance outstanding as of March 31, 2016.

Corporate Loan
On April 25, 2016, the Company amended its $1.4 billion secured term loan. The interest rate of LIBOR plus 175 basis points and principal balance were unchanged, and corporate recourse was reduced from 100% to 50%. The term loan now matures in April 2019, and has two one-year extension options.

Dividends
On May 2, 2016, the Company’s Board of Directors declared a second quarter common stock dividend of $0.19 per share payable on July 29, 2016, to stockholders of record on July 15, 2016. This represents an increase of $0.02 per share or 12% growth over the dividend declared for the second quarter of 2015.

The Board of Directors also declared a quarterly dividend on the 6.375% Series A Cumulative Redeemable Preferred Stock of $0.3984 per share payable on July 1, 2016, to stockholders of record on June 15, 2016.

Guidance

Company FFO for the year ending December 31, 2016 is expected to be $1.52 to $1.56 per diluted share. Company FFO for the first quarter of 2016 is expected to be $0.34 to $0.36 per diluted share.

Earnings Guidance	For the year ending December 31, 2016	For the three months ending June 30, 2016

Company FFO per diluted share	$1.52 - $1.56	$0.34 - $0.36
Adjustments (1)	(0.04)	(0.01)
NAREIT FFO	$1.48 - $1.52	$0.33 - $0.35
Depreciation, including share of JVs	(0.94)	(0.24)
Net income attributable to common stockholders	$0.54 - $0.58	$0.09 - $0.11
Preferred stock dividends	0.02	—
Net income attributable to GGP	$0.56 - $0.60	$0.09 - $0.11

(1)	Includes impact of straight-line rent, above/below market rent, ground rent amortization, debt market rate adjustments and other non-cash or non-comparable items.

The guidance estimate reflects management’s view of current and future market conditions, including assumptions with respect to Same Store NOI growth, rental rates, occupancy levels, retail sales, variable expenses, interest rates and the earnings impact of the events referenced in this release and previously disclosed. The guidance also reflects management’s view of capital market conditions. The estimates do not include future gains or losses, or the impact on operating results from future property acquisitions or dispositions or capital market activity. Earnings per share estimates may be subject to fluctuations as a result of several factors, including any gains or losses associated with disposition activity. By definition, FFO and Company FFO exclude real estate-related depreciation and amortization, provisions for impairment, or gains or losses associated with property disposition activities. This guidance is a forward-looking statement and is subject to the risks and other factors described elsewhere in this release and in the Company’s annual and quarterly periodic reports filed with the Securities and Exchange Commission.

Investor Conference Call
On Tuesday, May 3, 2016, the Company will host a conference call at 8:00 a.m. Central (9:00 a.m. Eastern). The conference call will be accessible by telephone and through the Internet. Interested parties can access the call by dialing 877.845.1018 (international 707.287.9345). A live webcast of the conference call will be available in listen-only mode in the Investors section at www.ggp.com. Interested parties should access the conference call or website 10 minutes prior to the beginning of the call in order to register. For those unable to listen to the call live, a replay will be available after the conference call event. To access the replay, dial 855.859.2056 (international 404.537.3406) conference ID 72648905.

Supplemental Information
The Company has prepared a supplemental information report available on www.ggp.com in the Investors section. This information also has been furnished with the Securities and Exchange Commission as an exhibit on Form 8-K.

Forward-Looking Statements
Certain statements made in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statement are based on reasonable assumption, it can give no assurance that its expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to, the Company’s ability to refinance, extend, restructure or repay near and intermediate term debt, its indebtedness, its ability to raise capital through equity issuances, asset sales or the incurrence of new debt, retail and credit market conditions, impairments, its liquidity demands, and economic conditions. The Company discusses these and other risks and uncertainties in its annual and quarterly periodic reports filed with the Securities and Exchange Commission. The Company may update that discussion in its periodic reports, but otherwise takes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

Investors and others should note that we post our current Investor Presentation on the Investors page of our website at www.ggp.com. From time to time, we update that Investor Presentation and when we do, it will be posted on the Investors page of our website at ggp.com. It is possible that the updates could include information deemed to be material information. Therefore, we encourage investors, the media and others interested in our company to review the information we post on the Investors page of our website at www.ggp.com from time to time.

General Growth Properties, Inc.
General Growth Properties, Inc. is an S&P 500 company focused exclusively on owning, managing, leasing and redeveloping high-quality retail properties throughout the United States. GGP is headquartered in Chicago, Illinois, and publicly traded on the NYSE under the symbol GGP.

Contact:
Kevin Berry
SVP Investor and Public Relations
(312) 960-5529
kevin.berry@ggp.com

Non-GAAP Supplemental Financial Measures and Definitions
Net Operating Income (“NOI”) and Company NOI
The Company defines NOI as income from operations and after operating expenses have been deducted, but prior to deducting financing, administrative and income tax expenses. NOI excludes reductions in ownership as a result of sales or other transactions and has been reflected on a proportionate basis (at the Company’s ownership share). Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs. The Company considers NOI a helpful supplemental measure of its operating performance because it is a direct measure of the actual results of our properties. Because NOI excludes reductions in ownership as a result of sales or other transactions, general and administrative expenses, interest expense, retail investment property impairment or non-recoverable development costs, depreciation and amortization, gains and losses from property dispositions, allocations to noncontrolling interests, provision for income taxes, preferred stock dividends, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact on operations from trends in occupancy rates, rental rates and operating costs.

The Company also considers Company NOI to be a helpful supplemental measure of its operating performance because it excludes from NOI certain non-cash and non-comparable items such as straight-line rent and intangible asset and liability amortization, which are a result of our emergence, acquisition accounting and other capital contribution or restructuring events. However, due to the exclusions noted, Company NOI should only be used as an alternative measure of the Company’s financial performance. We present Company NOI, Company EBITDA and Company FFO (as defined below); as we believe certain investors and other users of our financial information use these measures of the Company’s historical operating performance.

Earnings Before Interest Expense, Income Tax, Depreciation, and Amortization ("EBITDA") and Company EBITDA
The Company defines EBITDA as NOI less certain property management and administrative expenses, net of management fees and other operational items. EBITDA is a commonly used measure of performance in many industries, but may not be comparable to measures calculated by other companies. Management believes EBITDA provides useful information to investors regarding our results of operations because it helps us and our investors evaluate the ongoing operating performance of our properties after removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization). Management also believes the use of EBITDA facilitates comparisons between us and other equity REITs, retail property owners who are not REITs and other capital-intensive companies. Management uses EBITDA to evaluate property-level results and as one measure in determining the value of acquisitions and dispositions and, like FFO (discussed below), it is widely used by management in the annual budget process and for compensation programs.

The Company also considers Company EBITDA to be a helpful supplemental measure of its operating performance because it excludes from EBITDA certain non-cash and non-comparable items such as straight-line rent and intangible asset and liability amortization, acquisition accounting and other capital contribution or restructuring events. However, due to the exclusions noted, Company EBITDA should only be used as an alternative measure of the Company's financial performance.

Funds From Operations (“FFO”) and Company FFO
The Company determines FFO based upon the definition set forth by National Association of Real Estate Investment Trusts (“NAREIT”). The Company determines FFO to be its share of consolidated net income (loss) computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding cumulative effects of accounting changes, excluding gains and losses from the sales of, or any impairment charges related to, previously depreciated operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon the Company’s economic ownership interest, and all determined on a consistent basis in accordance with GAAP. As with the Company’s presentation of NOI, FFO has been reflected on a proportionate basis.
The Company considers FFO a helpful supplemental measure of the operating performance for equity REITs and a complement to GAAP measures because it is a recognized measure of performance by the real estate industry. FFO facilitates an understanding of the operating performance of the Company’s properties between periods because it does not give effect to real estate depreciation and amortization since these amounts are computed to allocate the cost of a property over its useful life. Since values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, the Company believes that FFO provides investors with a clearer view of the Company’s operating performance.
As with the Company’s presentation of Company NOI, the Company also considers Company FFO to be a helpful supplemental measure of the operating performance for equity REITs because it excludes from FFO certain items that are non-cash and certain non-comparable items such as Company NOI adjustments, and FFO items such as mark-to-market adjustments on debt and gains on the extinguishment of debt, and interest expense on debt repaid or settled all which are a result of the Company’s acquisition accounting and other capital contribution or restructuring events.

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
The Company presents NOI, EBITDA and FFO as they are financial measures widely used in the REIT industry. In order to provide a better understanding of the relationship between the Company’s non-GAAP financial measures of NOI, Company NOI, EBITDA, Company EBITDA, FFO and Company FFO, reconciliations have been provided as follows: a reconciliation of GAAP operating income to NOI and Company NOI, a reconciliation of GAAP net income attributable to GGP to EBITDA and Company EBITDA, and a reconciliation of GAAP net income attributable to GGP to FFO and Company FFO. None of the Company’s non-GAAP financial measures represents cash flow from operating activities in accordance with GAAP, none should be considered as an alternative to GAAP net income (loss) attributable to GGP and none are necessarily indicative of cash flow. In addition, the Company has presented such financial measures on a consolidated and unconsolidated basis (at the Company’s proportionate share) as the Company believes that given the significance of the Company’s operations that are owned through investments accounted for by the equity method of accounting, the detail of the operations of the Company’s unconsolidated properties provides important insights into the income and FFO produced by such investments.

FINANCIAL STATEMENTS

Consolidated Statements of Operations (In thousands, except per share)

	Three Months Ended
	March 31, 2016	March 31, 2015
Revenues:
Minimum rents	$371,132	$374,112
Tenant recoveries	172,448	177,482
Overage rents	8,145	8,815
Management fees and other corporate revenues	33,741	19,086
Other	21,566	14,648
Total revenues	607,032	594,143
Expenses:
Real estate taxes	58,103	55,987
Property maintenance costs	17,483	19,881
Marketing	2,054	4,821
Other property operating costs	70,394	76,183
Provision for doubtful accounts	3,401	3,271
Provision for loan loss	36,069	—
Property management and other costs	30,745	42,793
General and administrative	13,427	12,446
Provisions for impairment	40,705	—
Depreciation and amortization	160,671	175,948
Total expenses	433,052	391,330
Operating income	173,980	202,813
Interest and dividend income	16,058	8,821
Interest expense	(147,677)	(172,651)
Gain (loss) on foreign currency	8,936	(22,910)
Gain from changes in control of investment properties and other	74,555	591,245
Income before income taxes, equity in income of Unconsolidated Real Estate Affiliates and allocation to noncontrolling interests	125,852	607,318
(Provision for) benefit from income taxes	(2,920)	11,159
Equity in income of Unconsolidated Real Estate Affiliates	57,491	11,253
Equity in income of Unconsolidated Real Estate Affiliates - gain on investment	14,914	12,020
Net income	195,337	641,750
Allocation to noncontrolling interests	(3,557)	(7,019)
Net income attributable to GGP	191,780	634,731
Preferred stock dividends	(3,984)	(3,984)
Net income attributable to common stockholders	$187,796	$630,747

Basic Earnings Per Share:	$0.21	$0.71
Diluted Earnings Per Share:	$0.20	$0.66

FINANCIAL STATEMENTS

Consolidated Balance Sheets (In thousands)

	March 31, 2016	December 31, 2015

Assets:
Investment in real estate:
Land	$3,584,640	$3,596,354
Buildings and equipment	16,342,374	16,379,789
Less accumulated depreciation	(2,504,856)	(2,452,127)
Construction in progress	297,711	308,903
Net property and equipment	17,719,869	17,832,919
Investment in and loans to/from Unconsolidated Real Estate Affiliates	3,535,457	3,506,040
Net investment in real estate	21,255,326	21,338,959
Cash and cash equivalents	193,099	356,895
Accounts and notes receivable, net	962,397	949,556
Deferred expenses, net	215,484	214,578
Prepaid expenses and other assets	940,008	997,334
Assets held for disposition	—	216,233
Total assets	$23,566,314	$24,073,555
Liabilities:
Mortgages, notes and loans payable	13,868,216	14,216,160
Investment in Unconsolidated Real Estate Affiliates	39,208	38,488
Accounts payable and accrued expenses	667,410	784,493
Dividend payable	175,326	172,070
Deferred tax liabilities	4,665	1,289
Junior Subordinated Notes	206,200	206,200
Liabilities held for disposition	—	58,934
Total liabilities	14,961,025	15,477,634
Redeemable noncontrolling interests:
Preferred	167,732	157,903
Common	141,738	129,724
Total redeemable noncontrolling interests	309,470	287,627
Equity:
Preferred stock	242,042	242,042
Stockholders' equity	8,014,835	8,028,001
Noncontrolling interests in consolidated real estate affiliates	20,586	24,712
Noncontrolling interests related to Long-Term Incentive Plan Common Units	18,356	13,539
Total equity	8,295,819	8,308,294
Total liabilities, redeemable noncontrolling interests and equity	$23,566,314	$24,073,555

PROPORTIONATE FINANCIAL STATEMENTS

Company NOI, EBITDA and FFO For the Three Months Ended March 31, 2016 and 2015 (In thousands)
	Three Months Ended March 31, 2016							Three Months Ended March 31, 2015
	Consolidated Properties	Noncontrolling Interests	Unconsolidated Properties	Sold Interests	Proportionate	Adjustments	Company	Consolidated Properties	Noncontrolling Interests	Unconsolidated Properties	Sold Interests	Proportionate	Adjustments	Company
Property revenues:
Minimum rents	$371,132	$(3,498)	$136,012	$(1,073)	$502,573	$3,014	$505,587	$374,112	$(4,090)	$108,707	$(14,070)	$464,659	$17,509	$482,168
Tenant recoveries	172,448	(1,599)	58,735	(478)	229,106	—	229,106	177,482	(1,680)	49,552	(7,019)	218,335	—	218,335
Overage rents	8,145	(99)	3,793	(293)	11,546	—	11,546	8,815	(61)	3,004	(569)	11,189	—	11,189
Other revenue	21,566	(199)	5,982	(70)	27,279	—	27,279	14,648	(249)	5,862	(626)	19,635	—	19,635
Condominium sales	—	—	141,419	—	141,419	—	141,419	—	—	—	—	—	—	—
Total property revenues	573,291	(5,395)	345,941	(1,914)	911,923	3,014	914,937	575,057	(6,080)	167,125	(22,284)	713,818	17,509	731,327
Property operating expenses:
Real estate taxes	58,103	(780)	15,729	(35)	73,017	(1,490)	71,527	55,987	(723)	13,381	(1,585)	67,060	(1,490)	65,570
Property maintenance costs	17,483	(86)	5,432	(29)	22,800	—	22,800	19,881	(124)	6,119	(890)	24,986	—	24,986
Marketing	2,054	(14)	4,413	7	6,460	—	6,460	4,821	(42)	2,062	(409)	6,432	—	6,432
Other property operating costs	70,394	(583)	25,592	(271)	95,132	(1,013)	94,119	76,183	(756)	23,537	(3,376)	95,588	(1,020)	94,568
Provision for doubtful accounts	3,401	(7)	1,969	(23)	5,340	—	5,340	3,271	(24)	1,552	(74)	4,725	—	4,725
Condominium cost of sales	—	—	105,195	—	105,195	—	105,195	—	—	—	—	—	—	—
Total property operating expenses	151,435	(1,470)	158,330	(351)	307,944	(2,503)	305,441	160,143	(1,669)	46,651	(6,334)	198,791	(2,510)	196,281
NOI	$421,856	$(3,925)	$187,611	$(1,563)	$603,979	$5,517	$609,496	$414,914	$(4,411)	$120,474	$(15,950)	$515,027	$20,019	$535,046
Management fees and other corporate revenues	33,741	—	—	—	33,741	—	33,741	19,086	—	—	—	19,086	—	19,086
Property management and other costs	(30,745)	151	(8,665)	11	(39,248)	—	(39,248)	(42,793)	183	(7,587)	210	(49,987)	—	(49,987)
General and administrative	(13,427)	—	(94)	—	(13,521)	—	(13,521)	(12,446)	—	(515)	—	(12,961)	—	(12,961)
EBITDA	$411,425	$(3,774)	$178,852	$(1,552)	$584,951	$5,517	$590,468	$378,761	$(4,228)	$112,372	$(15,740)	$471,165	$20,019	$491,184
Depreciation on non-income producing assets	(3,110)	—	—	—	(3,110)	—	(3,110)	(2,682)	—	—	—	(2,682)	—	(2,682)
Interest and dividend income	16,058	386	706	—	17,150	(205)	16,945	8,821	387	707	—	9,915	(205)	9,710
Preferred unit distributions	(2,201)	—	—	—	(2,201)	—	(2,201)	(2,232)	—	—	—	(2,232)	—	(2,232)
Preferred stock dividends	(3,984)	—	—	—	(3,984)	—	(3,984)	(3,984)	—	—	—	(3,984)	—	(3,984)
Interest expense:
Mark-to-market adjustments on debt	207	—	87	—	294	(294)	—	187	(101)	382	359	827	(827)	—
Write-off of mark-to-market adjustments on extinguished debt	—	—	—	—	—	—	—	(14,872)	—	—	6,361	(8,511)	8,511	—
Interest on existing debt	(147,884)	1,439	(54,775)	140	(201,080)	—	(201,080)	(157,967)	1,459	(45,516)	6,507	(195,517)	—	(195,517)
Gain (loss) on foreign currency	8,936	—	—	—	8,936	(8,936)	—	(22,910)	—	—	—	(22,910)	22,910	—
Provision for loan loss	(36,069)	—	—	—	(36,069)	28,549	(7,520)	—	—	—	—	—	—	—
(Provision for) benefit from income taxes	(2,920)	16	(84)	—	(2,988)	(5,079)	(8,067)	11,159	20	(102)	—	11,077	(9,061)	2,016
FFO from sold interests	—	—	—	1,412	1,412	(60)	1,352	—	—	—	2,513	2,513	8,330	10,843
	240,458	(1,933)	124,786	—	363,311	19,492	382,803	194,281	(2,463)	67,843	—	259,661	49,677	309,338
Equity in FFO of Unconsolidated Properties and Noncontrolling Interests	122,853	1,933	(124,786)	—	—	—	—	65,380	2,463	(67,843)	—	—	—	—
FFO	$363,311	$—	$—	$—	$363,311	$19,492	$382,803	$259,661	$—	$—	$—	$259,661	$49,677	$309,338

Company FFO per diluted share							$0.40							$0.32

PROPORTIONATE FINANCIAL STATEMENTS

	Three Months Ended
	March 31, 2016	March 31, 2015

Reconciliation of Company NOI to GAAP Operating Income
Company NOI	$609,496	$535,046
Adjustments for minimum rents, real estate taxes and other property operating costs	(5,517)	(20,019)
Proportionate NOI	603,979	515,027
Unconsolidated Properties	(187,611)	(120,474)
NOI of Sold Interests	1,563	15,950
Noncontrolling interest in NOI Consolidated Properties	3,925	4,411
Consolidated Properties	421,856	414,914
Management fees and other corporate revenues	33,741	19,086
Property management and other costs	(30,745)	(42,793)
General and administrative	(13,427)	(12,446)
Provisions for impairment	(40,705)	—
Provision for loan loss	(36,069)	—
Depreciation and amortization	(160,671)	(175,948)
Operating income	$173,980	$202,813

Reconciliation of Company EBITDA to GAAP Net Income Attributable to GGP
Company EBITDA	$590,468	$491,184
Adjustments for minimum rents, real estate taxes, other property operating costs, and general and administrative	(5,517)	(20,019)
Proportionate EBITDA	584,951	471,165
Unconsolidated Properties	(178,852)	(112,372)
EBITDA of Sold Interests	1,552	15,740
Noncontrolling interest in EBITDA of Consolidated Properties	3,774	4,228
Consolidated Properties	411,425	378,761
Depreciation and amortization	(160,671)	(175,948)
Interest income	16,058	8,821
Interest expense	(147,677)	(172,651)
Gain (loss) on foreign currency	8,936	(22,910)
(Provision for) benefit from income taxes	(2,920)	11,159
Provision for impairment excluded from FFO	(40,705)	—
Provision for loan loss	(36,069)	—
Equity in income of Unconsolidated Real Estate Affiliates	57,491	11,253
Equity in income of Unconsolidated Real Estate Affiliates - gain on investment	14,914	12,020
Gains from changes in control of investment properties and other	74,555	591,245
Allocation to noncontrolling interests	(3,557)	(7,019)
Net income attributable to GGP	$191,780	$634,731

Reconciliation of Company FFO to GAAP Net Income Attributable to GGP
Company FFO	$382,803	$309,338
Adjustments for minimum rents, property operating expenses, general and administrative, market rate adjustments, loan loss provision, income taxes, and FFO from sold interests	(19,492)	(49,677)
Proportionate FFO	363,311	259,661
Depreciation and amortization of capitalized real estate costs	(224,869)	(229,868)
Gain from changes in control of investment properties and other	74,555	591,245
Preferred stock dividends	3,984	3,984
Equity in income of Unconsolidated Real Estate Affiliates - gain on investment	14,914	12,020
Noncontrolling interests in depreciation of Consolidated Properties	2,115	2,035
Provision for impairment excluded from FFO	(40,705)	—
Redeemable noncontrolling interests	(1,525)	(4,346)
Net income attributable to GGP	$191,780	$634,731

Reconciliation of Equity in NOI of Unconsolidated Properties to GAAP Equity in Income of Unconsolidated Real Estate Affiliates
Equity in NOI of Unconsolidated Properties:
NOI	$187,611	$120,474
Net property management fees and costs	(8,665)	(7,587)
General and administrative	(94)	(515)
EBITDA	178,852	112,372
Net interest expense	(53,982)	(44,427)
Provision for income taxes	(84)	(102)
FFO of Unconsolidated Properties	124,786	67,843
Depreciation and amortization of capitalized real estate costs	(67,308)	(56,605)
Other, including gain on sales of investment properties	13	15
Equity in income of Unconsolidated Real Estate Affiliates	$57,491	$11,253